UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2014

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36159	94-3120386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 10, 2014, the shareholders of Stereotaxis, Inc. (the “Company”), approved an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan (“Plan”), which was previously approved and adopted by the Compensation Committee of the Board of Directors of the Company on March 27, 2014. The amendment increased the number of shares authorized for issuance under the Plan by one million shares.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2014, the Company held its Annual Meeting of Shareholders. Of the 19,435,325 shares outstanding and entitled to vote, 14,981,852 shares were represented, constituting a 77.08% quorum. Shareholders were asked to consider and act upon the following:

(1)	The election of two directors as Class I Directors to serve until the Company’s 2017 Annual Meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014;

(3)	A proposal to approve, by non-binding vote, executive compensation;

(4)	A proposal to approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by one million shares;

(5)	A proposal to approve an amendment to the Stereotaxis, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 250,000 shares; and

(6)	A proposal to approve a decrease in the authorized number of shares of our common stock from 300,000,000 to 150,000,000.

Proposal 1, the election of directors, was determined by a plurality of votes cast. All of the Board’s nominees for director were elected to serve until the Company’s 2017 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below. Proposals 2, 3, 4 and 5 each were determined by a majority of votes cast, and each proposal passed by the votes set forth in the applicable table below. Proposal 6 was determined by a majority of the shares outstanding and did not pass. The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
David W. Benfer	4,785,948	113,311	0	10,082,593
Eric N. Prystowsky, M.D.	4,184,188	715,071	0	10,082,593

(2)	Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

Number of Votes For:	14,705,815
Number of Votes Against:	67,181
Number of Votes Abstain:	208,856
Number of Non-Votes:	0

(3)	Proposal to approve, by non-binding vote, executive compensation:

Number of Votes For:	4,503,801
Number of Votes Against:	289,583
Number of Votes Abstain:	105,875
Number of Non-Votes:	10,082,593

(4)	Proposal to approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by one million shares:

Number of Votes For:	4,363,956
Number of Votes Against:	444,626
Number of Votes Abstain:	90,677
Number of Non-Votes:	10,082,593

(5)	Proposal to approve an amendment to the Stereotaxis, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 250,000 shares:

Number of Votes For:	4,537,584
Number of Votes Against:	261,919
Number of Votes Abstain:	99,756
Number of Non-Votes:	10,082,593

(6)	A proposal to approve a decrease in the authorized number of shares of our common stock from 300,000,000 to 150,000,000:

Number of Votes For:	4,677,737
Number of Votes Against:	131,415
Number of Votes Abstain:	90,107
Number of Non-Votes:	10,082,593

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: June 11, 2014

	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President & General Counsel